Exhibit 10.8

THE GENERAL HOSPITAL CORPORATION

EXCLUSIVE PATENT LICENSE AGREEMENT

MGH Agreement No: A212814

MGH Case No: 2562

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

This Exclusive Patent License Agreement (together with all accompanying Exhibits, collectively the “Agreement”) is made as of the 29th day of May, 2012 (“Effective Date”), by and between ProQR Therapeutics B.V., a private partnership organized and existing under the laws of The Netherlands, and having a principal place of business at Darwinweg 24, 2333CR Leiden, The Netherlands (“Company”) and The General Hospital Corporation, d/b/a Massachusetts General Hospital, a not-for-profit Massachusetts corporation, with a principal place of business at 55 Fruit Street, Boston, Massachusetts 02114 (“Hospital”), each referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

Hospital, as a center for patient care, research and education, is the owner of certain Patent Rights (defined below) and desires to grant a license of those Patent Rights to Company in order to benefit the public by disseminating the results of its research via the commercial development, manufacture, distribution and use of Products and Processes (defined below).

Company has the capability to commercially develop, manufacture, distribute and use Products and Processes for public use and benefit and desires to license such Patent Rights.

For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings, unless the context requires otherwise.

1.1 “Affiliate” with respect to either Party shall mean any corporation or other legal entity other than that Party in whatever country organized, controlling, controlled by or under common control with that Party. The term “control” shall mean (i) in the case of Company, direct or indirect ownership of fifty percent (50%) or more of the voting securities having the

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

right to elect directors, and (ii) in the case of Hospital, the power, direct or indirect, to elect or appoint fifty percent (50%) or more of the directors or trustees, or to cause direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

1.2 “Claim” shall mean any pending or issued claim of any Patent Right that has not been permanently revoked, nor held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is unappealable or unappealed in the time allowed for appeal.

1.3 “Distributor” shall mean any third party entity to whom Company, a Company Affiliate or a Sublicensee has granted, express or implied, the right to distribute any Product or Process pursuant to Section 2.1(b)(ii).

1.4 “First Commercial Sale” shall mean the initial Sale anywhere in the applicable License Territory of the first Product or Process.

1.5 “License Field” shall mean all therapeutic indications in the field of Cystic Fibrosis and shall not include any other field not specifically set forth herein.

1.6 “License Territory” shall mean the entire world.

1.7 “Net Sales” shall be calculated as set forth in this Section 1.7.

(a) Subject to the conditions set forth below, “Net Sales” shall mean:

(i) the gross amount billed or invoiced, or if no such bill or invoice is issued the amount received, whichever is greatest, by Company and its Affiliates and Sublicensees for or on account of Sales of Products and Processes;

(ii) less the following amounts:

(A) to the extent separately stated on the bill or invoice, actually paid by Company and its Affiliates and Sublicensees in effecting such Sale:

1. amounts repaid or credited by reason of rejection or return of applicable Products or Processes;

2. reasonable and customary trade, quantity or cash rebates or discounts to the extent allowed and taken;

3. amounts for outbound transportation, insurance, handling and shipping, but only to the extent separately invoiced in a manner that clearly specifies the charges applicable to the applicable Products; and

4. taxes, customs duties and other governmental charges levied on or measured by Sales of Products or Processes, to the extent separately invoiced, whether paid by or on behalf of Company so long as Company’s price is reduced thereby, but not franchise or income taxes of any kind whatsoever.

(B) the gross amount billed or invoiced, or if no such bill or invoice is issued the amount received, whichever is greatest, by Company and its Affiliates and Sublicensees for or on account of Sales of Products and Processes to Hospital and Hospital’s Affiliates.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

(b) Specifically excluded from the definition of “Net Sales” are amounts attributable to any Sale of any Product or Process between or among Company and any Company Affiliate and/or Sublicensee, unless the transferee is the end purchaser, user or consumer of such Product or Process.

(c) No deductions shall be made for any commissions paid to any individuals or for any costs or expenses of collections.

(d) Net Sales shall be deemed to have occurred and the applicable Product or Process “Sold” on the earliest of the date of billing, invoicing, delivery or payment or the due date for payment.

(e) Subject to any reasonable and customary trade, quantity or cash rebates or discounts contemplated by this Section 1.7(a), if any Product or Process is Sold at an unreasonable or non-customary discounted price that is lower than the customary price charged, or for non-cash consideration (whether or not at a discount), Net Sales shall be calculated based on the non-discounted cash amount charged to an independent third party for the Product or Process during the same Reporting Period or, in the absence of such transaction, on the fair market value of the Product or Process. Non-cash consideration that affects any payment due to Hospital hereunder shall not be accepted without the prior written consent of Hospital.

1.8 For clarification, all Products made and Sold outside the United States are excluded from the definition of Net Sales. If a Product is made in the United States but sold outside the United States, Net Sales will be due on these. If a Product is made outside the United Sates and sold in the United States, Net Sales will be due on these.

1.9 “Patent Rights” shall mean, inclusively: (i) all patent applications included in Appendix A, and any patents that issue directly thereof; (ii) any U.S. or foreign patent applications that is a divisional or continuation of the patent applications identified in (i) and any patent that issues directly thereon; (iii) any reissue, renewal, reexamination, substitution or extension of any patent identified in (i) or (ii); and (iv) any continuation-in-part applications or patents that are either directed to subject matter specifically described in any patent or patent application identified in (i), (ii) or (iii) or are otherwise relevant to the Products and/or Processes developed by Company.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

1.10 “Process” shall mean any process, method or service the use or performance of which, in whole or in part, absent the license granted hereunder would infringe, or is covered by, one or more Claims of Patent Rights.

1.11 “Product” shall mean any article, device or composition, the manufacture, use, or sale of which, in whole or in part, absent the license granted hereunder would infringe, or is covered by, one or more Claims of Patent Rights.

1.12 “Reporting Period” shall mean each three (3) month period ending March 31, June 30, September 30 and December 31.

1.13 “Sell” (and “Sale” and “Sold” as the case may be) shall mean to sell or have sold, to lease or have leased, to import or have imported or otherwise to transfer or have transferred a Product or Process for valuable consideration (in the form of cash or otherwise), and further in the case of a Process to use or perform such Process for the benefit of a third party.

1.14 “Sublicense Income” shall mean consideration in any form received by Company and/or Company’s Affiliate(s) in connection with a grant of a sublicense or any other right, license, privilege or immunity (regardless of whether such grantee is a “Sublicensee” as defined in this Agreement) to make, have made, use, have used, Sell or have Sold Products or Processes, but excluding consideration included within Net Sales. Sublicense Income shall include without limitation any license signing fee, license maintenance fee, unearned portion of any minimum royalty payment, distribution or joint marketing fee, research and development funding in excess of the cost of performing such research and development, and any consideration received for an equity interest in, extension of credit to or other investment in Company or Company’s Affiliates to the extent such consideration exceeds the fair market value of the equity or other interest received as determined by agreement of the Parties or by an independent appraiser mutually agreeable to the Parties. Sublicense Income shall exclude any consideration received by Company and/or Company’s Affiliate(s) from a Sublicensee as reimbursement for any Patent Costs paid or to be paid to Hospital, or as applicable directly to patent counsel, in accordance with Section 4.2.

1.15 “Sublicensee” shall mean any sublicensee of rights granted in accordance with Section 2.1(a)(ii). For purpose of this Agreement, a Distributor of a Product or Process shall not be included in the definition of Sublicensee unless such Distributor (i) is granted any right to make, have made, use or have used Products or Processes in accordance with Section 2.1(a)(ii), or (ii) has agreed to pay to Company or its Affiliate(s) royalties on such Distributor’s sales of Products or Processes, in which case such Distributor shall be a Sublicensee for all purposes of this Agreement.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

2. LICENSE

2.1 Grant of License.

(a) Subject to the terms of this Agreement and Hospital’s retained rights in the Patent Rights as set forth in Section 2.3, Hospital hereby grants to Company in the License Field in the License Territory:

(i) an exclusive, royalty-bearing license under its rights in Patent Rights to make, have made, use, have used, Sell and have Sold Products and Processes; and

(ii) the right to grant sublicenses under the rights granted in Section 2.1(a)(i) to Sublicensees, provided that in each case Company shall be responsible for the performance of any obligations of Sublicensees relevant to this Agreement as if such performance were carried out by Company itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to be paid by the Sublicensee directly to Hospital.

(b) The license granted in Section 2.1(a) above includes:

(i) the right to grant to the final purchaser, user or consumer of Products the right to use such purchased Products in a method coming within the scope of Patent Rights within the License Field and License Territory; and

(ii) the right to grant a Distributor the right to Sell (but not to make, have made, use or have used) such Products and/or Processes for or on behalf of Company, its Affiliates and Sublicensees in a manner consistent with this Agreement.

(c) The foregoing license grant shall include the grant of such license to any Affiliate of Company, provided that such Affiliate shall assume the same obligations as those of Company and be subject to the same terms and conditions hereunder; and further provided that Company shall be responsible for the performance of all of such obligations and for compliance with all of such terms and conditions by Affiliate. Company shall provide to Hospital a fully signed, non-redacted copy of each agreement pursuant to which each such Affiliate assumes the aforesaid obligations, including all exhibits, attachments and related documents and any amendments, within thirty (30) days of Company’s receipt of a written request by Hospital.

2.2 Sublicenses. Each sublicense granted hereunder shall be consistent with and comply with all terms of this Agreement, shall incorporate terms and conditions sufficient to enable Company to comply with this Agreement, shall prohibit any further sublicense or assignment by a Sublicensee without Hospital consent and shall provide that Hospital is a third party beneficiary thereof. For the limited purpose of facilitating Hospital’s good faith evaluation

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

of potential conflicts of interests, Company shall provide written notification to Hospital, in confidence, of the identity of any third party that Company is engaging in discussions with towards a sublicense prior to entering into a binding agreement between Company and such third party. Hospital shall promptly (but in no event longer than fifteen (15) business days following Hospital’s receipt of Company’s written notice) notify Company if Hospital does not approve of such third party as potential Sublicensee because of an actual conflict of interest, and Hospital shall provide rationale to Company for such action. Company shall provide to Hospital a fully signed non-redacted copy of all sublicense agreements and amendments thereto, including all exhibits, attachments and related documents, within thirty (30) days of executing the same; provided, however, that for the purposes of this Agreement, such copy of the sublicense agreements shall be considered the Confidential Information of Company and the applicable Sublicensee, and shall be treated in accordance with the provisions of Appendix D. Upon termination of this Agreement or any license granted hereunder for any reason, any sublicenses shall be addressed in accordance with Section 10.7. Any sublicense which is not in accordance with the forgoing provisions shall be null and void.

2.3 Retained Rights; Requirements. Any and all licenses granted hereunder are subject to:

(a) the right of Hospital, Hospital’s Affiliates and academic, government and not-for-profit institutions to make and to use the subject matter described and/or claimed in the Patent Rights solely for internal research, and education purposes; and

(b) for Patent Rights supported by federal funding, the rights, conditions and limitations imposed by U.S. law (see 35 U.S.C. § 202 et seq. and regulations pertaining thereto), including without limitation:

(i) the royalty-free non-exclusive license granted to the U.S. government; and

(ii) the requirement that any Products used or sold in the United States shall be manufactured substantially in the United States.

2.4 No Additional Rights. It is understood that nothing in this Agreement shall be construed to grant Company or any of its Affiliates a license, express or implied, under any patent owned solely or jointly by Hospital other than the Patent Rights expressly licensed hereunder. Subject to Section 2.5, Hospital shall have the right to license any Patent Rights to any other party for any purpose outside of the License Field or the License Territory.

2.5 License Outside the License Field; Notice.

(a) License outside the License Field. When Company wishes to license any therapeutic indication falling under the Patent Rights but outside the License Field, it will

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

approach Hospital with such request. Such request by Company shall be accompanied by a development plan that demonstrates that the Company has sufficient resources to commercially develop a therapeutic indication outside the License Field. Hospital would then engage in good faith negotiations with Company to license the additional field in substantially the same terms as those of this Agreement. If Parties cannot reach agreement after such good faith negotiations, Hospital shall be free to license the fields outside of License Field to any party on any terms as it sees fit; provided, however, that for a period of six (6) months thereafter Hospital agrees not to enter into a binding agreement with any third party on materially better terms than those last offered to Company without first offering such terms to Company, in which case Company will have thirty (30) days within which to accept or reject such terms.

(b) Notice. Hospital shall use reasonable efforts to provide written notification to Company for a period of twelve (12) months from the Effective Date, in confidence, in the event that any third party engages Hospital in substantive discussions to license the fields outside of the License Field at least thirty (30) days prior to entering into a binding agreement between Hospital and such third party. Hospital shall use reasonable efforts to respond in good faith to any written requests received from Company inquiring whether Hospital is then engaged in substantive discussions to license, or has otherwise licensed to any third party, one or more fields outside of the License Field.

3. DUE DILIGENCE OBLIGATIONS

3.1 Diligence Requirements. Company shall use, and shall cause its Affiliates and Sublicensees, as applicable, to use, commercially reasonable efforts to develop and make available to the public one or more Products and/or Processes in the United States in the License Field. Such efforts shall include achieving the following objectives within the time periods designated below following the Effective Date:

(a) Pre-Sales Requirements.

(i) Completion of preclinical optimization studies for a Product on or before [***];

(ii) CMC, manufacturing for lead Product compound (PQR-01) completed on or before [***];

(iii) Toxicology program for lead Product compound (PQR-01) completed on or before [***];

(iv) Enrollment of first subject in a Product Phase I/II clinical proof of concept trial on or before [***];

(v) Enrollment of first subject in a Phase IIb or Phase III trial (whichever is first) on or before [***]; and

(vi) Regulatory submission in USA on or before [***]. Appendix E includes a development plan provided by Company.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

(b) Post-Sales Requirements.

(i) Following the First Commercial Sale in any country in the License Territory, Company shall itself or through its Affiliates and/or Sublicensees make continuing Sales of the applicable Product or Process in such country without any elapsed time period of [***] or more in which such Sales do not occur.

(ii) Company shall itself or through an Affiliate or Sublicensee make a First Commercial Sale of a Product or Process in the License Territory within [***] of the date that the Product is submitted for regulatory review in the USA, as contemplated by Section 3.1(a)(vi).

(iii) Following the First Commercial Sale of a Product or Process in any country in the License Territory, Company shall itself or through an Affiliate or Sublicensee continue to have sales of the applicable Product or Process.

3.2 Achievement of the foregoing objectives shall be deemed to satisfy Company’s obligations to use commercially reasonable efforts under this Section 3.1.

3.3 Diligence Failures.

(a) If Company envisages that it will fail to meet one of the obligations under Section 3.1, it will notify Hospital at least three (3) months before the respective obligation is due. Following Hospital’s receipt of such notice, the Parties will, in good faith, negotiate regarding Hospital granting an extension of the dates for the obligations set forth under Section 3.1. If Hospital grants an extension of diligence milestones such that FDA submission contemplated by Section 3.1(a)(iv) happens beyond [***], then diligence extension milestone fees as described below will be due upon FDA approval.

(i) 1 year delay [***];

(ii) 2 year delay [***] (i.e., [***] for 2nd year of failure, if [***] for 1st year of extension has already been paid);

(iii) 3 year delay [***] (i.e., [***] for 3rd year of failure, if [***] for 1st year of extension and [***] for 2nd year of extension has already been paid); and

(iv) >3 years, royalty on Net Sales would equal [***] in addition to these above payment obligations.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

(b) Hospital’s determination regarding granting the above mentioned diligence extensions, as well as Hospital’s right to terminate this Agreement in the event that Company fails to meet any of its obligations under Section 3.1 shall be guided by the level of continued commitment by Company to bring a Product or Process to the market, the ability of Company relative to alternate opportunities available to Hospital to bring Products and Processes to the market to benefit patients, and by the level investment of money that Company has made in Hospital’s Patent Rights.

(c) Subject to Section 3.2(b), if Hospital determines that Company has failed to fulfill any of its obligations under Section 3.1, then Hospital may treat such failure as a default and may terminate this Agreement and/or any license granted hereunder in accordance with Section 10.4.

3.4 Diligence Reports. Company shall provide all reports with respect to its obligations under Section 3.1 as set forth in Section 5.

4. PAYMENTS AND ROYALTIES

4.1 License Issue Fee. [***].

4.2 Patent Cost Reimbursement. Company shall reimburse Hospital on a pro rata basis for all reasonable, documented, out-of-pocket costs associated with the preparation, filing, prosecution and maintenance of all Patent Rights (“Patent Costs”), whereby Company’s pro rata share of such Patent Costs in a given Reporting Period shall equal 1/n of such Patent Costs, where “n” equals the total number of licensees of the Patent Rights in such Reporting Period. As of the Effective Date, Company is the sole licensee of the Patent Rights and Hospital has incurred approximately fifty thousand dollars ($50,000) in Patent Costs, of which Company shall pay a first installment of twenty five thousand dollars ($25,000) to Hospital on or before June 1, 2012. If company elects to continue to license the Patent Rights after September 30, 2012, Company shall pay the second installment of twenty five thousand dollars ($25,000) on or before December 31, 2012. For the avoidance of doubt, if the Company provides notice of its intention to terminate the Agreement before Sept. 30, 2012, then the second installment of twenty five thousand dollars ($25,000) shall not be paid by Company and all rights and licenses granted herein to Company under this Agreement shall terminate. Hospital will determine the strategy with regard to the preparation, filing, prosecution and maintenance of the Patent Rights in close collaboration with Company and in conformance with any mutually agreed upon strategies developed by the parties with respect to such Patent Rights as further described in Section 6. Company shall pay to Hospital, or at Hospital’s request directly to patent counsel, the Company’s pro rata share of all other Patent Costs within thirty (30) days of Company’s receipt of an invoice for such Patent Costs either from Hospital or Hospital’s designated patent counsel. Company agrees to indemnify, defend and hold Hospital harmless from and against any and all liabilities, damages, costs and expenses arising from the failure of Company to timely pay such invoices and Patent Costs. Hospital shall instruct its designated patent counsel to provide copies

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

to Hospital for Hospital’s administrative files of all invoices detailing Patent Costs which are sent directly to Company. If Company pays any Patent Costs directly to Hospital’s designated patent counsel, Company shall advise patent counsel that Hospital is and shall remain patent counsel’s client.

4.3 Annual License Fee; Annual Minimum Royalty. Following the First Commercial Sale, Company shall pay Hospital a non-refundable minimum annual royalty in the amount of ten thousand dollars ($10,000) per calendar year within sixty (60) days after each annual anniversary of the Effective Date. The annual minimum royalty shall be credited against royalties subsequently due on Net Sales made during the same calendar year, if any, but shall not be credited against royalties due on Net Sales made in any other calendar year.

4.4 Milestone Payments. In addition to the payments set forth in Sections 4.2 and 4.3 above, Company shall pay Hospital certain one (1)-time milestone payments, as follows:

(a) [***] within sixty (60) days of enrollment of the first patient in a Phase I/Phase II (whichever is first) trial of the first Product;

(b) [***] within sixty (60) days of enrollment of the first patient in a Phase II(b) or Phase III trial (whichever is first) of the first Product; and

(c) [***] within sixty (60) days of regulatory approval to market the first Product or Process in the License Territory.

(d) Diligence extension milestone payments described in 3.2(a) shall be due within thirty (30) days of regulatory approval.

4.5 Royalties and Sublicense Income.

(a) Beginning with the First Commercial Sale in any country in the License Territory, Company shall pay Hospital a royalty of two percent (2%) of the Net Sales of all Products and Processes.

(b) Company shall pay Hospital [***] of any and all Sublicense Income received on or before the completion of a Phase I/II trial of the first Product, and thereafter [***] of all Sublicense Income received with respect to such first Product.

(c) All payments due to Hospital under this Section 4.5 shall be due and payable by Company within forty-five (45) days after the end of each Reporting Period, and shall be accompanied by a report as set forth in Sections 5.3 and 5.4.

4.6 Form of Payment. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Each payment shall reference this Agreement and its Agreement Number and identify the obligation under this Agreement that

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

the payment satisfies. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States, as reported in The Wall Street Journal, on the last working day of the applicable Reporting Period. Such payments shall be without deduction of exchange, collection or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of Net Sales.

Checks for all payments due to the Hospital under this Agreement shall be made payable to the Hospital and addressed as set forth below:

Massachusetts General Hospital

BOA-Lockbox Services

PCSR Lockbox #415007

MA5-527-02-07

2 Morrissey Blvd

Dorchester, MA 02125

Reference Agreement #: A212814

Payments via wire transfer should be made as follows:

ACH Credit: ABA # 011-000-138

Federal Reserve Wire: ABA#026-009-593

SWIFT Code: BOFAUS3N

Account#0050169434

Massachusetts General Hospital

Bank of America

100 Federal Street

Boston, MA 02110

Reference Agreement #: A212814

4.7 Overdue Payments. The payments due under this Agreement shall, if overdue, bear interest beginning on the first day that such payment became due and until payment thereof at the rate of one percent (1.0%) per month or the maximum rate permitted by law, whichever is less. Any such overdue payments when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not preclude Hospital from exercising any other rights it may have as a consequence of the lateness of any payment.

5. REPORTS AND RECORDS

5.1 Diligence Reports. Within sixty (60) days after the end of each calendar year, Company shall report in writing to Hospital on progress made toward the objectives set forth in Section 3.1 during such preceding twelve (12) month period, including, without limitation, progress on research and development, status of applications for regulatory approvals, manufacturing, sublicensing and the number of sublicenses entered into and marketing.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

5.2 Milestone Achievement Notification. Company shall report to Hospital the dates on which it achieves the milestones set forth in Section 4.4 within sixty (60) days of each such occurrence.

5.3 Sales Reports. Company shall report to Hospital the date on which it achieves the First Commercial Sale in each country of the License Territory within thirty (30) days of such occurrence. Following the First Commercial Sale, Company shall deliver reports to Hospital within thirty (30) days after the end of each Reporting Period. Each report under this Section 5.3 shall have substantially the format outlined in Appendix B, shall be certified as correct by an officer of Company and shall contain at least the following information as may be pertinent to a royalty accounting hereunder for the immediately preceding Reporting Period:

(a) the number of Products and Processes Sold by Company, its Affiliates and Sublicensees in each country of the License Territory;

(b) the amounts billed, invoiced and received by Company, its Affiliates and Sublicensees for each Product and Process, in each country of the License Territory, and total billings or payments due or made for all Products and Processes;

(c) calculation of Net Sales for the applicable Reporting Period in each country of the License Territory, including an itemized listing of permitted offsets and deductions;

(d) total royalties payable on Net Sales in U.S. dollars, together with the exchange rates used for conversion; and

(e) any other payments due to Hospital under this Agreement.

If no amounts are due to Hospital for any Reporting Period, the report shall so state.

5.4 Sublicense Income Reports. Company shall, along with delivering payment as set forth in Section 4.6, report to Hospital within thirty (30) days of receipt the amount of all Sublicense Income received by Company, and Company’s calculation of the amount due and paid to Hospital from such Sublicense Income, including an itemized listing of the source of income comprising such consideration, and the name and address of each entity making such Sublicense Income payments in substantially the format outlined in Appendix C.

5.5 Audit Rights. Company shall maintain, and shall cause each of its Affiliates and Sublicensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to Hospital in relation to this Agreement, which records shall contain sufficient information to permit Hospital and its representatives to confirm

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the accuracy of any payments and reports delivered to Hospital and compliance in all other respects with this Agreement. Company shall retain and make available, and shall cause each of its Affiliates and Sublicensees to retain and make available, such records for at least five (5) years following the end of the calendar year to which they pertain, to Hospital and/or its representatives and upon at least fifteen (15) days’ advance written notice, for inspection during normal business hours, to verify any reports and payments made and/or compliance in other respects under this Agreement. If any examination conducted by Hospital or its representatives pursuant to the provisions of this Section show an underreporting or underpayment of five percent (5%) or more and of at least ten thousand dollars ($10,000) in any Reporting Period, Company shall bear the full cost of such audit and shall remit any amounts due to Hospital (including interest due in accordance with Section 4.7) within thirty (30) days of receiving notice thereof from Hospital.

6. PATENT PROSECUTION AND MAINTENANCE

6.1 Prosecution. Hospital shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in Patent Rights. Company shall reimburse Hospital for Patent Costs incurred by Hospital relating thereto in accordance with Section 4.2.

6.2 Copies of Documents. With respect to any Patent Right licensed hereunder, Hospital shall instruct the patent counsel prosecuting such Patent Right to (i) copy Company on patent prosecution documents that are received from or filed with the United States Patent and Trademark Office and foreign equivalent, as applicable; (ii) if requested by Company, provide Company with copies of draft submissions to the USPTO prior to filing; and (iii) give good faith consideration to the comments and requests of Company or its patent counsel.

6.3 Company’s Election Not to Proceed. Company may elect to surrender any patent or patent application in Patent Rights in any country upon sixty (60) days advance written notice to Hospital. Such notice shall relieve Company from the obligation to pay for future Patent Costs but shall not relieve Company from responsibility to pay Patent Costs incurred prior to the expiration of the sixty (60) day notice period. Such U.S. or foreign patent application or patent shall thereupon cease to be a Patent Right hereunder, Company shall have no further rights therein and Hospital shall be free to license its rights to that particular U.S. or foreign patent application or patent to any other party on any terms.

6.4 Confidentiality of Prosecution and Maintenance Information. Company agrees to treat all information related to prosecution and maintenance of Patent Rights as Confidential Information in accordance with the provisions of Appendix D.

6.5 Patent Term Extensions. The parties shall cooperate, if necessary and appropriate, with each other in applying for and securing any patent term extensions with respect to the Patent Rights where applicable (including those extensions available under U.S. Drug

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Price Competition and Patent Term Restoration Act of 1984). The parties shall, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to such patent term extension, but, in the absence of mutual agreement with respect to any such extension, the subject patent and/or the Claims of the subject Patent Rights shall be selected on the basis of the scope, enforceability and remaining term of such patent.

7. THIRD PARTY INFRINGEMENT AND LEGAL ACTIONS

7.1 Hospital Right to Prosecute. Hospital will protect its Patent Rights from infringement and prosecute infringers when, in its reasonable sole judgment, such action may be reasonably necessary, proper and justified. If Company shall have supplied Hospital with written evidence demonstrating to Hospital’s reasonable satisfaction prima facie infringement of a claim of a Patent Right in the License Field in the License Territory by a third party which poses a material threat to Company’s rights under this Agreement, Company may by notice request Hospital to take steps to protect such Patent Right. Hospital shall use reasonable efforts to notify Company within one (1) month of the receipt of such notice whether Hospital intends to prosecute the alleged infringement. If Hospital notifies Company that it intends to so prosecute, Hospital shall, within one (1) month of its notice to Company (or sooner if so required by statute or law) either (i) cause such infringement to terminate, or (ii) initiate legal proceedings against the infringer.

7.2 Company Right to Prosecute. In the event Hospital notifies Company that Hospital does not intend to prosecute infringement identified under Section 7.1, Company may, upon notice to Hospital, initiate legal proceedings against the infringer at Company’s expense with respect to a claim of a Patent Right in the License Field in the License Territory. Before commencing such action, Company and, as applicable, any Affiliate, shall consult with Hospital, concerning, among other things, Company’s standing to bring suit, the advisability of bringing suit, the selection of counsel and the jurisdiction for such action (provided Company must have Hospital’s prior written consent with respect to selection of jurisdiction for any action in which Hospital may be joined as a party-plaintiff) and shall use reasonable efforts to accommodate the views of Hospital regarding the proposed action, including without limitation with respect to potential effects on the public interest. Company shall be responsible for all costs, expenses and liabilities in connection with any such action and shall indemnify and hold Hospital harmless therefrom, regardless of whether Hospital is a party-plaintiff, except for the expense of any independent counsel retained by Hospital in accordance with Section 7.5 below.

7.3 Hospital Joined as Party-Plaintiff. If Company elects to commence an action as described in Section 7.2 above, Hospital shall have, in its sole discretion, the option to join such action as a party-plaintiff. If Hospital is required by law to join such action as a party-plaintiff, Hospital may either, in its sole discretion, permit itself to be joined as a party-plaintiff at the sole expense of Company, or assign to Company all of Hospital’s right, title and interest in and to the Patent Right which is the subject of such action (subject to all of Hospital’s obligations to the government under law and any other rights that others may have in such Patent Right). If

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Hospital makes such an assignment, such action by Company shall thereafter be brought or continued without Hospital as a party; provided, however, that Hospital shall continue to have all rights of prosecution and maintenance with respect to Patent Rights and Company shall continue to meet all of its obligations under this Agreement as if the assigned Patent Right were still licensed to Company hereunder.

7.4 Notice of Actions; Settlement. Company shall promptly inform Hospital of any action or suit relating to Patent Rights and shall not enter into any settlement, consent judgment or other voluntary final disposition of any action relating to Patent Rights, including but not limited to appeals, without the prior written consent of Hospital, such consent not to be unreasonably withheld, delayed or conditioned.

7.5 Cooperation. Each Party agrees to cooperate reasonably with the other Party in any action under Section 7 which is controlled by the other Party, provided that the controlling party reimburses the cooperating party for any out-of-pocket costs and expenses incurred by the cooperating party in connection with providing such assistance, except for the expense of any independent counsel retained by the cooperating party in accordance with this Section 7.5. Such controlling party shall keep the cooperating party informed of the progress of such proceedings and shall make its counsel available to the cooperating party. The cooperating party shall also be entitled to independent counsel in such proceedings but at its own expense, said expense to be offset against any damages received by the Party bringing suit in accordance with Section 7.6.

7.6 Recovery. Any award paid by third parties as the result of proceedings contemplated by this Section 7 (whether by way of awarded damages, settlement or otherwise) shall first be applied to reimbursement of any legal fees and expenses incurred by either Party and then the remainder shall be divided between the Parties as follows:

(a) (i) Company shall receive an amount equal to its lost profits or a reasonable royalty

(ii) on the infringing sales, or whichever measure of damages the court shall have applied; and

(iii) Hospital shall receive an amount equal to the royalties and other amounts that Company would have paid to Hospital if Company had Sold the infringing Products and Services rather than the infringer; and

(b) the balance, if any, remaining after Company and Hospital have been compensated under Section 7.6(a) shall be shall be shared equally by the Parties.

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8. INDEMNIFICATION AND INSURANCE

8.1 Indemnification.

(a) Company shall indemnify, defend and hold harmless Hospital and its Affiliates and their respective trustees, directors, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of contract, tort, warranty, or strict liability) concerning any Product or Process made, used, or sold or performed pursuant to any right or license granted under this Agreement.

(b) To receive the benefit of indemnification under Section 8.1 (a), the Indemnitees must: (i) promptly notify Company of the claim, suit, action, demand or judgment for which indemnification is being sought; provided, that failure to give such timely notice shall not relieve Company of its indemnification obligations; (ii) provide reasonable cooperation with the Company; and (iii) tender to Company full authority to defend such claim, suit, action, demand or judgment. Company agrees, at its own expense, to provide attorneys reasonably acceptable to the Hospital to defend against any actions brought or filed against any Indemnitees with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.; provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Company, if representation of such Indemnitee by counsel retained by Company would be inappropriate because of conflict of interests of such Indemnitee and any other party represented by such counsel. Company agrees to keep Hospital informed of the progress in the defense and disposition of such claim and to consult with Hospital prior to any proposed settlement.

(c) This section 8.1 shall survive expiration or termination of this Agreement.

8.2 Insurance.

(a) Beginning at such time as any Product and/or Process is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Company, an Affiliate or Sublicensee, Company shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for Company’s indemnification under Section 8.1 of this Agreement. If Company elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to the Hospital and the Risk Management Foundation. The minimum amounts of insurance coverage required under this Section 8.2 shall not be construed to create a limit of Company’s liability with respect to its indemnification under Section 8.1 of this Agreement.

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(b) Company shall provide Hospital with written evidence of such insurance upon request of Hospital. Company shall provide Hospital with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if Company does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen (15) day period, Hospital shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

(c) Company shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any such Product or Process is being commercially distributed, sold, leased or otherwise transferred, or performed or used (other than for the purpose of obtaining regulatory approvals), by Company or by a Sublicensee or Affiliate of Company and (ii) a reasonable period after the period referred to in (c) (i) above which in no event shall be less than ten (10) years.

(d) This section 8.2 shall survive expiration or termination of this Agreement.

9. DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY

9.1 Title to Patent Rights. To the best knowledge of Hospital’s Office of Research, Ventures and Licensing, Hospital (i) is the owner of the Patent Rights, and (ii) has sufficient rights and the authority to enter into this Agreement and license the Patent Rights to Company hereunder.

9.2 No Warranties. HOSPITAL MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, CONCERNING THE PATENT RIGHTS AND THE RIGHTS GRANTED HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND HEREBY DISCLAIMS THE SAME. SPECIFICALLY, AND NOT TO LIMIT THE FOREGOING, HOSPITAL MAKES NO WARRANTY OR REPRESENTATION (i) REGARDING THE VALIDITY OR SCOPE OF ANY OF THE CLAIM(S), WHETHER ISSUED OR PENDING, OF ANY OF THE PATENT RIGHTS, AND (ii) THAT THE EXPLOITATION OF THE PATENT RIGHTS OR ANY PRODUCT WILL NOT INFRINGE ANY PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF HOSPITAL OR OF ANY THIRD PARTY.

9.3 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, MEDICAL OR PROFESSIONAL STAFF, EMPLOYEES AND AGENTS BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES, OR AS APPLICABLE ITS SUBLICENSEES OR DISTRIBUTORS FOR INDIRECT, SPECIAL,

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INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE LICENSE OR RIGHTS GRANTED HEREUNDER, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, INCLUDING WITHOUT LIMITATION ECONOMIC DAMAGES OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING, PROVIDED, HOWEVER, NOTHING IN THIS SECTION 9.3 SHALL BE CONSTRUED TO LIMIT COMPANY’S OBLIGATION TO INDEMNIFY HOSPITAL UNDER SECTION 8 OF THIS AGREEMENT.

10. TERM AND TERMINATION

10.1 Term. The term of this Agreement shall commence on the Effective Date and shall remain in effect until the date on which all issued patents and filed patent applications within the Patent Rights have expired or been abandoned, unless this Agreement is terminated earlier in accordance with any of the other provisions of Section 10.

10.2 Termination for Failure to Pay. If Company fails to make any payment due hereunder, Hospital shall have the right to terminate this Agreement upon ten (10) business days written notice, unless Company makes such payments plus any interest due, as set forth in Section 4.7, within said ten (10) business day notice period. If payments are not made, Hospital may immediately terminate this Agreement at the end of said ten (10) business day period. Company shall be entitled to only one (1) such cure period in a calendar year; for a second failure to make payment on time, Hospital shall have the right to terminate this Agreement immediately upon written notice.

10.3 Termination for Insurance and Insolvency.

(a) Insurance. Hospital shall have the right to terminate this Agreement in accordance with Section 8.2(b) if Company fails to maintain the insurance required by Section 8.2.

(b) Insolvency and other Bankruptcy Related Events. Hospital shall have the right to terminate this Agreement immediately upon written notice to Company with no further notice obligation or opportunity to cure if Company: (i) shall become insolvent; (ii) shall make an assignment for the benefit of creditors; or (iii) or shall have a petition in bankruptcy filed for or against it.

10.4 Termination for Non-Financial Default. If Company, any of its Affiliates or any Sublicensee shall default in the performance of any of its obligations under Sections 2.2, 3.3, 8.1, 10.5, 11.1, 11.2 or 12.9 of this Agreement and not otherwise covered by the provisions of Section 10.2 and 10.3, and if such default has not been cured within sixty (60) days after Company’s receipt of notice by Hospital in writing of such default, Hospital may immediately

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terminate this Agreement, and/or any license granted hereunder with respect to the country or countries in which such default has occurred, at the end of said sixty (60) day cure period. Hospital shall also have the right to terminate this Agreement and/or any such license immediately, upon written notice, in the event of repeated defaults even if cured within such sixty (60) day periods.

10.5 Challenging Validity. During the term of this Agreement, Company shall not challenge, and shall restrict Company Affiliates and Sublicensees from challenging, the validity of the Patent Rights and in the event of any breach of this provision Hospital shall have the right to terminate this Agreement and any license granted hereunder immediately. In addition, if the Patent Rights are challenged by the Company during the term of this Agreement and are found to be valid and enforceable, Company shall reimburse Hospital for its legal costs and expenses incurred in defending any such challenge.

10.6 Termination by Company. Company shall have the right to terminate this Agreement by giving ninety (90) days advance written notice to Hospital and upon such termination shall immediately cease all use and Sales of Products and Processes, subject to Section 10.9.

10.7 Effect of Termination on Sublicenses. Any sublicenses granted by Company under this Agreement shall provide for termination or assignment to Hospital of Company’s interest therein upon termination of this Agreement or upon termination of any license hereunder under which such sublicense has been granted. To the extent that there are any Sublicensees as of the date of termination of this Agreement, and (i) Company has provided Hospital with notice and a copy of the applicable sublicense agreement in accordance with Section 2.2, and (ii) such Sublicensees are in compliance with the obligations and restrictions set forth in the applicable sublicense agreement and agree to assume all of Company’s applicable obligations under this Agreement, then Hospital shall allow such Sublicensee to continue to have their rights, provided, however, in no event shall Hospital be obligated to assume any obligations or liabilities to such Sublicensees beyond the licenses granted in this Agreement. If Sublicensee does not agree to assume the applicable obligations of the Company under this Agreement and has not provided notification to Hospital within ninety (90) days of termination of this Agreement that such Sublicensee can fulfill Company’s applicable obligations hereunder, then Hospital shall terminate such sublicense agreement with such Sublicensee.

10.8 Effects of Termination of Agreement. Upon termination of this Agreement or any of the licenses hereunder for any reason, final reports in accordance with Section 5 shall be submitted to Hospital and all royalties and other payments, including without limitation any unreimbursed Patent Costs, accrued or due to Hospital as of the termination date shall become immediately payable. Company shall cease, and shall cause its Affiliates and Sublicensees to cease under any sublicense granted by Company, all Sales and uses of Products and Processes upon such termination, subject to Sections 10.7 and 10.9. The termination or expiration of this Agreement or any license granted hereunder shall not relieve Company, its Affiliates or Sublicensees of obligations arising before such termination or expiration.

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10.9 Inventory. Upon early termination of this Agreement other than for Company default, Company, Company Affiliates and Sublicensees may complete and sell any work-in-progress and inventory of Products that exist as of the effective date of termination provided that (i) Company pays Hospital the applicable running royalty or other amounts due on such Net Sales in accordance with the terms and conditions of this Agreement, and (ii) Company, Company Affiliates and Sublicensees shall complete and sell all work-in-progress and inventory of Products within six (6) months after the effective date of termination. Upon expiration of this Agreement, Company shall pay to Hospital the royalties set forth in Section 4.5(a) for Sales of any Product that was in inventory or was a work-in-progress on the date of expiration of the Agreement.

11. COMPLIANCE WITH LAW

11.1 Compliance. Company shall have the sole obligation for compliance with, and shall ensure that any Affiliates and Sublicensees comply with, all applicable government statutes and regulations that relate to Products and Processes, including, but not limited to, those of the Food and Drug Administration and the Export Administration, as amended, and any applicable laws and regulations of any other country in the License Territory. Company agrees that it shall be solely responsible for obtaining any necessary licenses to export, re-export, or import Products or Processes covered by Patent Rights and/or Confidential Information. Company shall indemnify and hold harmless Hospital for any breach of Company’s obligations under this Section 11.1.

11.2 Patent Numbers. Company shall cause all Products sold in the United States, or as applicable the packaging of such Products, to be marked with all applicable U.S. Patent Numbers, to the full extent required by United States law. Company shall similarly cause all Products shipped to or sold in any other country to be marked in such a manner as to conform with the patent laws and practices of such country.

12. MISCELLANEOUS

12.1 Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof.

12.2 Notices. Any notices, reports, waivers, correspondences or other communications required under or pertaining to this Agreement shall be in writing and shall be delivered by hand, or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail (certified or registered), or by facsimile confirmed by one of the foregoing methods, to the other party. Notices will be deemed effective (a) three (3) business days after deposit, postage prepaid, if mailed, or (b) the next day if sent by overnight mailor (c) the same day if sent by facsimile and confirmed as set forth above or delivered by hand. Unless changed in writing in accordance with this Section, the notice address for Hospital shall be as follows:

Executive Director, Research Ventures and Licensing

Massachusetts General Hospital

101 Huntington Avenue, 4th Floor

Boston, MA 02199

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Fax No. (617) 954-9361

Unless changed in writing in accordance with this Section, the notice address for Company shall be as follows:

ProQR Therapeutics B.V.

Attn: Mr. Daniel A. de Boer, Chief Executive Officer

Darwinweg 24

2333CR Leiden

The Netherlands

With copy (which shall not constitute notice) to:

Morse, Barnes-Brown & Pendleton, P.C.

Attention: Carl F. Barnes, Esq.

230 Third Avenue, Fourth Floor

Waltham, MA 02451.

12.3 Amendment; Waiver. This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by an authorized signatory of the Parties or, in the case of a waiver, by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

12.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

12.5 Assignment. Company shall not assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Hospital, such consent not to be unreasonably withheld, delayed or conditioned; provided, however, that if Company has fulfilled any then-applicable diligence obligations set forth in Section 3, no such consent will be required to assign this Agreement to a successor of the Company’s business to which this Agreement pertains or to a purchaser of substantially all of the Company’s assets related to this Agreement, so long as such successor or purchaser shall agree in writing to be bound by all of

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the terms and conditions hereof prior to such assignment. Company shall notify Hospital in writing of any such assignment and provide a copy of all assignment documents to Hospital within thirty (30) days of such assignment. Failure of an assignee to agree to be bound by the terms hereof or failure of Company to notify hospital and provide copies of assignment documentation shall be grounds for termination of this Agreement for default. Further, neither any rights granted under this Agreement nor any sublicense may be assigned by any Sublicensee without the prior written consent of Hospital.

12.6 Force Majeure. Neither Party shall be responsible for delays resulting from causes beyond the reasonable control of such Party, including without limitation fire, explosion, flood, war, sabotage, strike or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

12.7 Use of Name. Neither Party shall use the name of the other Party or of any trustee, director, officer, staff member, employee, student or agent of the other Party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the Party or individual whose name is to be used. For Hospital, such approval shall be obtained from Hospital’s VP of Public Affairs.

12.8 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding with respect to conflict of laws, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. Each Party agrees to submit to the exclusive jurisdiction of the Superior Court for Suffolk County, Massachusetts, and the United States District Court for the District of Massachusetts with respect to any claim, suit or action in law or equity arising in any way out of this Agreement or the subject matter hereof.

12.9 Hospital Policies. Company acknowledges that Hospital’s employees and medical and professional staff members and the employees and staff members of Hospital’s Affiliates are subject to the applicable policies of Hospital and such Affiliates, including, without limitation, policies regarding conflicts of interest, intellectual property and other matters. Company shall provide Hospital with any agreement it proposes to enter into with any employee or staff member of Hospital or any of Hospital’s Affiliates for Hospital’s prior review and shall not knowingly enter into any oral or written agreement with such employee or staff member which conflicts with any such policy. Hospital shall provide Company, at Company’s request, with copies of any such policies applicable to any such employee or staff member.

12.10 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the

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parties that the remainder of this Agreement shall not be effected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

12.11 Survival. In addition to any specific survival references in this Agreement, Sections 1, 2.4, 4.2, 4.6, 4.7, 5.3, 5.4, 5.5, 6.4, 8.1, 8.2, 9.2, 9.3, 10.7, 10.8, 10.9, 12.1, 12.2, 12.3, 12.4, 12.7, 12.8, 12.9, 12.10, 12.11, 12.12 and 12.13 shall survive termination or expiration of this Agreement. Any other rights, responsibilities, obligations, covenants and warranties which by their nature should survive this Agreement shall similarly survive and remain in effect.

12.12 Interpretation. The parties hereto are sophisticated, have had the opportunity to consult legal counsel with respect to this transaction and hereby waive any presumptions of any statutory or common law rule relating to the interpretation of contracts against the drafter.

12.13 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date first written above.

PROQR THERAPEUTICS B.V			THE GENERAL HOSPITAL CORPORATION

BY:	/s/ Daniel de Boer		BY:	/s/ Frances Toneguzzo
	Name:	Daniel de Boer		Name:	Frances Toneguzzo

TITLE:	CEO		TITLE:	Executive Director, Research Ventures & Licensing

DATE:	May 29, 2012		DATE:	May 29, 2012

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Appendix A

DESCRIPTION OF PATENT RIGHTS

[***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Appendix B

SALES REPORTS

AGREEMENT INCOME REPORT	Royalty Income
[MGH][BWH] Agreement # -
Licensee -
Sub-Licensee -

Separate reports must be filed for:
1. Each Product sold.
2. Each country of sale, if different deductions or royalty rates apply.

Product Name:

Report Time Period:

From mm/dd/yyyy
To mm/dd/yyyy

Country of Sale
Quantity Sold
Gross Sales (USD)	$	$	$
Exchange Rate
Deductions (Itemize)
Please list each deduction separately. Use same definition as appears in Agreement and include the contract paragraph as a reference (Std Section 1.17(a)(ii) line item deductions listed below).
A1.
A2.
A3.
A4.
B.

Total Deductions	( )	( )	( )
Net Sales
Royalty Percentage
Credits (itemize)	( )	( )	( )
Royalties Due	$	$	$

PLEASE ATTACH DETAIL SALES REPORTS AS REQUIRED

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Appendix C

AGREEMENT INCOME REPORT	Sublicense Income

[MGH][BWH] Agreement # -
Licensee -
Sub-Licensee -

Separate reports must be filed for Payments associated with each product:

Product Name:

Report Time Period:
From mm/dd/yyyy
To mm/dd/yyyy

Detailed Explanation of Payment Required for “Other Payment”
Annual Fees/Minimum Royalties	$
Milestone Payments	$
Sublicense Fees and Royalties	$
Other Payment	$
Other Payment	$
Other Payment	$
TOTAL	$

PLEASE ATTACH DETAIL AS REQUIRED

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Appendix D

CONFIDENTIALITY TERMS AND CONDITIONS

1. Definition of Confidential Information. “Confidential Information” shall mean any information, including but not limited to data, techniques, protocols or results, or business, financial, commercial or technical information, disclosed by one Party (each a “Discloser” as applicable) to the other Party (each a “Recipient” as applicable) in connection with the terms of that certain Exclusive License Agreement dated May 29, 2012 (the “License Agreement”) and identified as confidential at the time of disclosure (the “Purpose”). Hospital’s Confidential Information shall also include all information disclosed by Hospital to Company in connection with the Patent Rights. Capitalized terms used in this Appendix that are not otherwise defined herein have the meanings ascribed in the License Agreement to which this Appendix is attached and made a part thereof.

2. Exclusions. “Confidential Information” shall not include any information that (i) is or becomes publicly available through no wrongful act of Recipient; (ii) was known by Recipient prior to disclosure by Discloser, as evidenced by tangible records; (iii) becomes known to Recipient after disclosure from a third party having an apparent bona fide right to disclose it; (iv) is independently developed or discovered by Recipient without use of Discloser’s Confidential Information, as evidenced by tangible records; or (v) is disclosed to another party by Discloser without restriction on further disclosure. The obligations of confidentiality and non-use set forth herein shall not apply with respect to any information that Recipient is required to disclose or produce pursuant to applicable law, court order or other valid legal process provided that Recipient promptly notifies Discloser prior to such required disclosure, discloses such information only to the extent so required and cooperates reasonably with Discloser’s efforts to contest or limit the scope of such disclosure.

3. Permitted Purpose. Recipient shall have the right to, and agrees that it will, use Discloser’s Confidential Information solely for the Purpose as described in the License Agreement, except as may be otherwise specified in a separate definitive written agreement negotiated and executed between the parties.

4. Restrictions. For the term of the License Agreement and a period of five (5) years thereafter (and indefinitely with respect to any individually identifiable health information disclosed by Hospital to Company, if any), each Recipient agrees that: (i) it will not use such Confidential Information for any purpose other than as specified herein, including without limitation for its own benefit or the benefit of any other person or entity; and (ii) it will use reasonable efforts (but no less than the efforts used to protect its own confidential and/or proprietary information of a similar nature) not to disclose such Confidential Information to any other person or entity except as expressly permitted hereunder. Recipient may, however, disclose Discloser’s Confidential Information only on a need-to-know basis to its and its Affiliates employees, staff members and agents (“Receiving Individuals”) who are directly

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

participating in the Purpose and who are informed of the confidential nature of such information, provided Recipient shall be responsible for compliance by Receiving Individuals with the terms of this Agreement and any breach thereof. This Section 4 shall survive termination or expiration of the License Agreement.

5. Right to Disclose. Discloser represents that to the best of its knowledge it has the right to disclose to each Recipient all of Discloser’s Confidential Information that will be disclosed hereunder.

6. Ownership. All Confidential Information disclosed pursuant to this Agreement, including without limitation all written and tangible forms thereof, shall be and remain the property of the Discloser. Upon termination of the License Agreement, if requested by Discloser, Recipient shall return or destroy at Discloser’s discretion all of Discloser’s Confidential Information, provided that Recipient shall be entitled to keep one copy of such Confidential Information in a secure location solely for the purpose of determining Recipient’s legal obligations hereunder.

7. No License. Nothing herein shall be construed as granting or conferring, expressly or impliedly, any rights by license or otherwise, under any patent, copyright, or other intellectual property rights owned or controlled by Discloser relating to Confidential Information, except as specifically set forth in the License Agreement.

8. Remedies. Each party acknowledges that any breach of this Agreement by it may cause irreparable harm to the other party and that each party is entitled to seek injunctive relief and any other remedy available at law or in equity.

9. General. These Confidentiality Terms and Conditions, along with the License Agreement, and that certain Non-Disclosure Agreement entered into by the Parties dated March 26, 2012 contain the entire understanding of the parties with respect to the subject matter hereof, and supersede any prior oral or written understandings between the parties relating to confidential treatment of information. Sections 1, 2, 4, 6, 7and 9 of these Confidentiality Terms and Conditions shall survive any expiration or termination of the License Agreement.

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

Appendix E

Commercialization Plan provided by Company

Strictly confidential | covered under CDA | disclosed to MGH

Company

ProQr is developing RNA-modulating therapeutics for genetic disorders for which there are no effective curative treatments. As such, ProQR has chosen to first develop a proof of concept in the field of cystic fibrosis (CF), a monogenic orphan drug indication. Their identified lead compound has achieved preclinical proof of principle for CF. In addition, ProQR has generated a robust pipeline using their proprietary technology platform, which corrects mutated messenger RNA (mRNA) at the source of disease and is broadly applicable to many genetic disorders.

ProQr currently operated in a virtual fashion and is based Leiden, The Netherlands. The Company is run by an experienced management team and Board, with expertise from world-class scientific/drug development advisors and strong investors.

Pursuing a Diversified Development and Commercialization Strategy

Because the patient populations in genetic disorders are generally small and well defined, ProQR intends to keep all development and commercialization rights to the products within its core therapeutic focus and to selectively out-license or spin-out other assets generated from its platform. ProQR intends to grow into a fully integrated specialty pharmaceutical company in order to launch and sell its core products in the Western world.

Development

ProQR Therapeutics is actively developing the technology to the clinical proof-of-concept (PoC), for which the following steps are defined:

Upcoming 4-Year Deliverables and Milestones

•	Completion of preclinical optimization studies for CF compounds in [***].

•	CMC, manufacturing for lead compound PQR-01 done in [***];

•	Toxicology program for PQR-01 finalized in [***];

•	Initiation of Phase I/II clinical proof of concept trial in [***]: with anticipated completion in [***]

Subsequent development has been planned but for the purpose of transparency is not part of this summary.

Strictly confidential | covered under CDA | disclosed to MGH

Funding Requirements

ProQR’s founding team has a vast experience in raising money for several biotech investments, to date well over [***]. In order to fund the Company into 2015, and through the completion of Phase I/II trials for PQR-01 for CF, ProQr will raise [***].

Initial funding for the first 18 months has been secured, and for subsequent steps a full financing round is ongoing. The initial VC funds have reacted positively to the proposition. Funding raised through straight equity financing will be leveraged by non-dilutive funding (e.g. Government grant and patient organizations).

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.